Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact: Mary Twinem 952.253.0731	Sally Smith — President and CEO Mary Twinem — CFO

Buffalo Wild Wings, Inc. Announces
Third Quarter 2010 Results

— Same-store sales increased 2.6% at company-owned and
0.3% at franchised restaurants —

— Earnings per diluted share increase of 23.7% to $0.47 —

Minneapolis, Minnesota, October 26, 2010 — Buffalo Wild Wings, Inc. (NASDAQ: BWLD), announced today financial results for the third quarter ended September 26, 2010. Highlights for the third quarter versus the same period a year ago were:

•                  Total revenue increased 14.0% to $151.3 million

•                  Company-owned restaurant sales grew 13.9% to $137.0 million

•                  Same-store sales increased 2.6% at company-owned restaurants and 0.3% at franchised restaurants

•                  Net earnings increased 23.7% to $8.5 million from $6.9 million, and earnings per diluted share increased 23.7% to $0.47 from $0.38

Sally Smith, President and Chief Executive Officer, commented, “We continue to be a leader in the industry, and our focus on execution and profitability again produced strong year-over-year growth in units, revenue, and net earnings. Buffalo Wild Wings has grown by 81 restaurants over the last twelve months, 20 of these in the third quarter, for a year-over-year unit increase of 13%. Our third quarter revenue increased by 14%, and we produced strong net earnings growth of over 23%, providing value to our shareholders with earnings per share of $0.47.”

Total revenue increased 14.0% to $151.3 million in the third quarter compared to $132.7 million in the third quarter of 2009. Company-owned restaurant sales for the quarter increased 13.9% over the same period in 2009, to $137.0 million, driven by a company-owned same-store sales increase of 2.6% and 24 additional company-owned restaurants at the end of third quarter 2010 relative to the same period in 2009. Franchise royalties and fees increased 15.6% to $14.4 million versus $12.5 million in the third quarter of 2009. This increase is attributed to a franchised same-store sales increase of 0.3% and 57 additional franchised restaurants at the end of the period versus a year ago.

Average weekly sales for company-owned restaurants were $44,394 for the third quarter of 2010 compared to $42,602 for the same quarter last year, a 4.2% increase. Franchised restaurants averaged $49,005 for the period versus $48,458 in the third quarter a year ago, a 1.1% increase.

For the third quarter, net earnings increased 23.7% to $8.5 million versus $6.9 million in the third quarter of 2009. Earnings per diluted share were $0.47, as compared to third quarter 2009 earnings per diluted share of $0.38.

2010 and 2011 Outlook

Ms. Smith remarked, “We plan to open fifteen company-owned and seventeen franchised restaurants in the fourth quarter, on track to meet our 13% unit growth goal for 2010. For the first four weeks of the fourth quarter, same-store sales at company-owned locations are (0.7%) and franchised locations are (1.7%), comping over prior year same-store sales of 5.9% and 3.8%, respectively. With sustained efforts to drive traffic throughout the football season, combined with higher media spending, we believe we can achieve at least flat same-store sales at company-owned restaurants for the fourth quarter and accomplish our 2010 net earnings goal of 20% growth for the year.”

Ms. Smith concluded, “We have an intense dedication to driving the long-term success of the Buffalo Wild Wings brand. We’re committed to sustaining our unit growth across the United States and expect to open over 100 new restaurants next year, a 13% unit increase. With this unit growth, and our persistent focus on operational excellence and strong restaurant-level economics, we believe we can achieve over 18% net earnings growth in 2011.”

Buffalo Wild Wings will be hosting a conference call today, October 26, 2010 at 4:00 p.m. Central Daylight Time to discuss these results. There will be a simultaneous webcast conducted at our website www.buffalowildwings.com.

A replay of the call will be available until November 2, 2010. To access this replay, please dial 1.858.384.5517, password 4373777.

About the Company

Buffalo Wild Wings, Inc., founded in 1982 and headquartered in Minneapolis, Minnesota, is a growing owner, operator and franchisor of Buffalo Wild Wings Grill & Bar™ restaurants featuring a variety of boldly-flavored, made-to-order menu items including its namesake Buffalo, New York-style chicken wings. The Buffalo Wild Wings’ menu specializes in eighteen mouth-watering signature sauces and seasonings with flavor sensations ranging from Sweet BBQ™ to Blazin’®. Guests enjoy a welcoming neighborhood atmosphere that includes an extensive multi-media system for watching their favorite sporting events. Buffalo Wild Wings is the recipient of hundreds of “Best Wings” and “Best Sports Bar” awards from across the country. There are currently 708 Buffalo Wild Wings locations across 43 states.

Forward-looking Statements

Certain statements in this release that are not historical facts are forward-looking statements that involve risks and uncertainties. These statements include, without limitation, those relating to our fourth quarter sales trends and projected unit, revenue and net earnings growth rates for 2010 and beyond. Forward-looking statements are based upon the current beliefs and expectations of our management. Actual results may vary materially from those contained in forward-looking statements based on a number of factors, including, without limitation, our ability to achieve and manage our planned expansion, the ability of our franchisees to open and manage new restaurants, the actual number of locations opened during 2010 and 2011 and beyond, market acceptance in the new geographic regions we enter (particularly non-U.S. locations), unforeseen obstacles in developing nontraditional sites or non-U.S. locations, our ability to obtain and maintain licenses and permits necessary to operate our existing and new restaurants, our franchisees’ adherence to our practices, policies and procedures, the sales at company-owned and franchised locations, the cost of commodities, the success of our key initiatives and our advertising and marketing campaigns, our ability to control other restaurant operating costs, the continued service of key management personnel, our ability to protect our name and logo and other proprietary information, economic conditions (including changes in consumer preferences or consumer discretionary spending), the impact of federal, state or local government regulations relating to our employees, the sale of food and alcoholic beverages, or the smoking of tobacco, the effect of competition in the restaurant industry, and other factors disclosed from time to time in our filings with the U.S. Securities and Exchange Commission, including the factors described under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 27, 2009, as updated in subsequent reports filed with the SEC. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update any forward-looking statements.

# # #

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(Dollar and share amounts in thousands except per share data)

(unaudited)

	Three months ended		Nine months ended
	September 26, 2010	September 27, 2009	September 26, 2010	September 27, 2009
Revenue:
Restaurant sales	$136,953	120,290	406,446	357,477
Franchise royalties and fees	14,395	12,451	42,874	36,441
Total revenue	151,348	132,741	449,320	393,918
Costs and expenses:
Restaurant operating costs:
Cost of sales	38,232	35,809	118,057	107,939
Labor	41,995	36,369	122,769	107,974
Operating	22,835	19,416	65,463	55,369
Occupancy	9,131	8,256	26,848	23,774
Depreciation and amortization	9,766	8,267	28,772	23,650
General and administrative (1)	14,003	12,943	38,958	36,136
Preopening	2,789	1,149	5,101	5,231
Loss on asset disposals and store closures	682	842	1,619	1,289
Total costs and expenses	139,433	123,051	407,587	361,362
Income from operations	11,915	9,690	41,733	32,556
Investment income	305	379	334	868
Earnings before income taxes	12,220	10,069	42,067	33,424
Income tax expense	3,716	3,197	13,836	11,091
Net earnings	$8,504	6,872	28,231	22,333
Earnings per common share — basic	$0.47	0.38	1.55	1.24
Earnings per common share — diluted	0.47	0.38	1.55	1.24
Weighted average shares outstanding — basic	18,187	18,024	18,167	18,001
Weighted average shares outstanding — diluted	18,253	18,098	18,238	18,068

(1) Includes stock-based compensation of $ 2,041, $1,788, $4,579, and $4,278, respectively

The following table expresses results of operations as a percentage of total revenue for the periods presented, except for restaurant operating costs which are expressed as a percentage of restaurant sales:

	Three months ended		Nine months ended
	September 26, 2010	September 27, 2009	September 26, 2010	September 27, 2009
Revenue:
Restaurant sales	90.5%	90.6%	90.5%	90.7%
Franchising royalties and fees	9.5	9.4	9.5	9.3
Total revenue	100.0	100.0	100.0	100.0
Costs and expenses:
Restaurant operating costs:
Cost of sales	27.9	29.8	29.0	30.2
Labor	30.7	30.2	30.2	30.2
Operating	16.7	16.1	16.1	15.5
Occupancy	6.7	6.9	6.6	6.7
Depreciation and amortization	6.5	6.2	6.4	6.0
General and administrative	9.3	9.8	8.7	9.2
Preopening	1.8	0.9	1.1	1.3
Loss on asset disposals and store closures	0.5	0.6	0.4	0.3
Total costs and expenses	92.1	92.7	90.7	91.7
Income from operations	7.9	7.3	9.3	8.3
Investment income	0.2	0.3	0.1	0.2
Earnings before income taxes	8.1	7.6	9.4	8.5
Income tax expense	2.5	2.4	3.1	2.8
Net earnings	5.6	5.2	6.3	5.7

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollar amounts in thousands)

(unaudited)

	September 26, 2010	December 27, 2009
Assets
Current assets:
Cash and cash equivalents	$7,288	9,580
Marketable securities	63,838	43,632
Accounts receivable — franchisees, net of allowance of $25	1,160	2,118
Accounts receivable — other	9,907	7,383
Inventory	3,631	3,644
Prepaid expenses	3,925	2,972
Refundable income taxes	5,597	1,872
Deferred income taxes	1,954	2,938
Restricted assets	32,120	24,384
Total current assets	129,420	98,523

Property and equipment, net	211,466	189,639
Other assets	9,859	9,665
Goodwill	11,246	11,246
Total assets	$361,991	309,073

Liabilities and Stockholders’ Equity
Current liabilities:
Unearned franchise fees	$2,265	2,706
Accounts payable	22,521	13,436
Accrued compensation and benefits	19,566	19,554
Accrued expenses	6,449	6,540
Current portion of deferred lease credits	1	84
System-wide payables	32,120	24,384
Total current liabilities	82,922	66,704

Long-term liabilities:
Other liabilities	1,541	1,422
Deferred income taxes	16,284	14,940
Deferred lease credits, net of current portion	17,859	16,174
Total liabilities	118,606	99,240

Commitments and contingencies
Stockholders’ equity:
Undesignated stock, 1,000,000 shares authorized; none issued	—	—
Common stock, no par value. Authorized 44,000,000 shares; issued and outstanding 18,190,146 and 18,054,375 respectively	99,208	93,887
Retained earnings	144,177	115,946
Total stockholders’ equity	243,385	209,833
Total liabilities and stockholders’ equity	$361,991	309,073

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollar amounts in thousands)

(unaudited)

	Nine months ended
	September 26, 2010	September 27, 2009
Cash flows from operating activities:
Net earnings	$28,231	22,333
Adjustments to reconcile net earnings to cash provided by operations:
Depreciation	28,312	23,191
Amortization	460	459
Loss on asset disposals and store closures	1,425	1,289
Deferred lease credits	1,468	1,705
Deferred income taxes	2,328	2,999
Stock-based compensation	4,579	4,278
Excess tax benefit from the exercise of stock options	(172)	(418)
Change in operating assets and liabilities:
Trading securities	(1,072)	(1,731)
Accounts receivable	(1,432)	(1,979)
Inventory	13	(123)
Prepaid expenses	(953)	(218)
Other assets	(654)	(52)
Unearned franchise fees	(441)	255
Accounts payable	3,165	2,792
Refundable income taxes	(3,553)	519
Accrued expenses	1,342	2,662
Net cash provided by operating activities	63,046	57,961

Cash flows from investing activities:
Acquisition of property and equipment	(45,546)	(51,309)
Purchase of marketable securities	(84,398)	(39,115)
Proceeds of marketable securities	65,264	36,720
Net cash used in investing activities	(64,680)	(53,704)

Cash flows from financing activities:
Issuance of common stock	795	574
Tax payments for restricted stock units	(1,625)	(1,513)
Excess tax benefit from the exercise of stock options	172	418
Net cash used in financing activities	(658)	(521)
Net increase (decrease) in cash and cash equivalents	(2,292)	3,736
Cash and cash equivalents at beginning of period	9,580	8,347
Cash and cash equivalents at end of period	$7,288	12,083

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES

Supplemental Information

Restaurant Count

Company-owned Restaurants:

	Q1	Q2	Q3	Q4
2010	235	234	244
2009	206	215	220	232
2008	165	169	187	197
2007	140	145	148	161
2006	124	129	134	139

Franchised Restaurants:

	Q1	Q2	Q3	Q4
2010	430	447	457
2009	373	383	400	420
2008	340	346	348	363
2007	299	301	313	332
2006	260	270	278	290

Same-Store Sales

Company-owned Restaurants:

	Q1	Q2	Q3	Q4	Year
2010	0.1%	(0.1)%	2.6%
2009	6.4%	2.8%	0.8%	2.6%	3.1%
2008	4.1%	8.3%	6.8%	4.5%	5.9%
2007	8.7%	8.1%	8.3%	3.4%	6.9%
2006	7.7%	8.2%	11.8%	13.2%	10.4%

Franchised Restaurants:

	Q1	Q2	Q3	Q4	Year
2010	0.7%	(0.7)%	0.3%
2009	6.0%	3.7%	1.9%	2.0%	3.4%
2008	2.1%	4.5%	2.1%	2.5%	2.8%
2007	3.3%	4.0%	5.9%	2.3%	3.9%
2006	6.7%	4.7%	6.4%	6.5%	6.1%

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES

Supplemental Information

Average Weekly Sales Volumes

Company-owned Restaurants:

	Q1	Q2	Q3	Q4	Year
2010	$45,327	43,021	44,394
2009	45,593	42,938	42,602	44,583	43,912
2008	41,438	40,572	42,400	43,864	42,141
2007	39,254	36,655	38,498	40,485	38,757
2006	35,857	33,660	35,380	38,800	36,033

Franchised Restaurants:

	Q1	Q2	Q3	Q4	Year
2010	$51,532	49,051	49,005
2009	50,729	48,619	48,458	50,115	49,479
2008	47,812	46,390	46,889	48,424	47,382
2007	46,439	43,998	45,879	47,293	45,901
2006	44,342	42,338	42,963	46,008	43,975